CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby conent to the incorporation by reference in Registration Statement No. 33-21515 on Form S-8 dated April 28, 1988, Registration Statement No. 33-22463 on Form S-8 dated June 13, 1988, Registration Statement No. 33-65404 on Form S-8 dated July 1, 1993, Registration Statement No. 33-52881 on Form S-8 dated March 30, 1994 Registration Statement No. 33-52903 on Form S-8 dated March 30, 1994, Registration Statement No. 33-54389 on Form S-4 dated June 30, 1994, Registration Statement No. 33-58679 on Form S-8 dated April 18, 1995, Registration Statement No. 33-58685 on Form S-8 dated April 18, 1995, Registration Statement No. 333-02817 on Form S-8 dated April 25, 1996, Registration Statement No. 333-15271 on Form S-8 dated April 29, 1997, and Registration Statement No. 333-35617 dated September 15, 1997 of our report dated April 13, 1998 inlcuded in Stewart & Stevenson Services, Inc.'s Form 10-K for the fiscal year ended January 31, 1998.



/s/ Arthur Andersen LLP


Houston, Texas
April 30, 1998